GEHL COMPANY
                           DIRECTOR STOCK GRANT PLAN
                                  (As Revised)

     1. Purpose. The purpose of the Gehl Company Director Stock Grant Plan (the "Plan") is to promote the best interests of the Company and its shareholders by providing a means to attract and retain competent independent directors and to provide opportunities for additional stock ownership by such directors which will further increase their proprietary interest in the Company and, consequently, their identification with the interests with the interests of the Shareholders of the Company.

     2. Administration. The Plan shall be administered by the Compensation and Benefits Committee of the Board of Directors of the Company (the "Administrator"), subject to review by the Board of Directors (the "Board"). The Administrator may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation by the Board of any provision of the Plan or any related documents shall be final.

     3. Stock Subject to the Plan. Subject to adjustment in accordance with the provisions of paragraph 7, the total number of shares of common stock, $.10 par value, of the Company ("Common Stock") available for awards under the Plan shall be 25,000. Shares of Common Stock to be delivered under the Plan shall be made available from presently authorized but unissued Common Stock or authorized and issued shares of Common Stock reacquired and held as treasury shares, or a combination thereof. In no event shall the Company be required to issue fractional shares of Common Stock under the Plan. Whenever under the terms of the Plan a fractional share of Common Stock would otherwise be required to be issued, there shall be paid in lieu thereof one full share of Common Stock.

     4. Director Grants. Each member of the Board who is not an employee of the Company or any subsidiary of the Company shall receive a grant of Common Stock (a "Director Grant") on the 31st day of December of each year in payment of a portion of his or her retainer fee for serving as a member of the Board.

     5. Grant Amount. Each Director Grant shall consist of such number of shares of Common Stock whose value on the issue date equals $5,000.00. For purposes of the Plan, the value of the Common Stock as of the issue date shall equal the last sale price of a share of Common Stock on The Nasdaq Stock Market on the issue date (or if no sale took place on such exchange on such date, the last sale price on such exchange on the most recent preceding date on which a sale took place).

     6. Restrictions on Transfer. Shares of Common Stock acquired under the Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which, in the opinion of counsel, is exempt from registration under said Act. All certificates evidencing shares subject to Director Grants may bear an appropriate legend evidencing any such transfer restriction. The Administrator may require each person receiving a Director Grant under the Plan to represent in writing that such person is acquiring the shares of Common Stock without a view to the distribution thereof. All dividends and voting rights for shares awarded under the Plan shall accrue as of the issue date of the Director Grant.

     7. Adjustment Provisions. In the event of any change in the Common Stock by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, or split-up, combination or exchange of shares, or otherwise, the aggregate number of shares available under this Plan shall be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan.

     8. Amendment of Plan. The Board shall have the right to amend the Plan at any time or from time to time in any manner that it may deem appropriate, provided that such amendments shall not be made more than once every six months.

     9. Governing Law. The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Wisconsin and applicable federal law.

     10. Term of Plan. The Plan shall terminate on such date as may be determined by the Board.